UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement; Item 1.03. Bankruptcy or Receivership.

On October 3, 2008, Ampex Corporation (“Ampex” or the “Company”) announced that its First Modified Third Amended Joint Plan of Reorganization dated July 31, 2008 (the “Plan”) became effective under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

As previously reported, on March 30, 2008, the Company and certain of its U.S. subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Jointly Administered Case No. 08-11094). In July 2008, creditors entitled to vote on the Plan voted overwhelmingly in favor of it, and on July 31, 2008 (the “Confirmation Date”), the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). Effective October 3, 2008 (the “Effective Date”) all conditions to consummation of the Plan were satisfied or waived in accordance with the Plan, and the Plan became effective under the Bankruptcy Code. During the chapter 11 cases, the Debtors continued to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. As of the Effective Date, Ampex emerged from chapter 11 as a going concern (“Reorganized Ampex”).

Upon emergence from chapter 11, Reorganized Ampex and the other reorganized Debtors (together with Reorganized Ampex, the “Reorganized Debtors”), among other things, entered into an amended and restated indenture, a credit agreement and an agreement with the Company’s largest unsecured creditor, Hillside Capital Incorporated (“Hillside”), relating to required pension contributions under the Ampex pension plan and the pension plan of its former subsidiaries (the Media pension plan), and certain other agreements.

Amended Senior Note Indenture

Pursuant to the Plan, the Company exchanged approximately $6.8 million of secured prepetition obligations relating to the 12% Senior Notes due 2008 (the “Old Notes”), together with approximately $0.5 million of interest and fees due thereon, for an aggregate distribution of approximately $3.7 million of cash and approximately $3.7 million of amended 12% Senior Secured Notes due 2009 (the “New Notes”). The New Notes were issued pursuant to an Amended and Restated Indenture dated as of October 3, 2008, between Reorganized Ampex and U.S. Bank National Association, as trustee (the “Amended Indenture”). The Amended Indenture supersedes the indenture governing the Old Notes. The New Notes provide for the payment of principal and interest out of Available Cash Flow (as defined in the Amended Indenture) of Reorganized Ampex, which includes all aggregate cash and cash equivalents received by Reorganized Ampex. The New Notes are secured by assets of the Reorganized Debtors, including certain trademark, patent and copyright collateral. The Amended Indenture contains certain covenants, breach of which could result in acceleration of all principal and interest due under the Amended Indenture and New Notes.

Amended and Restated Hillside-Ampex/Sherborne Agreement

Prior to the Effective Date, Ampex had outstanding debt of approximately $67.2 million, which included approximately $59.9 million of principal and interest due to Hillside under certain promissory notes (the “Hillside Notes”) issued under a funding agreement (the “Hillside Agreement”) entered into in connection with a settlement agreement (the “PBGC Agreement”) between the Company, Hillside and the Pension Benefit Guaranty Corporation (“PBGC”). Under these agreements, Hillside is jointly and severally obligated to provide back-up pension funding to the extent Ampex is unable to make pension contributions under the Ampex pension plan and the Media pension plan.

Pursuant to the Plan, the Reorganized Debtors, Hillside, the Sherborne Group, and certain other parties entered into the Amended and Restated Hillside-Ampex/Sherborne Agreement dated as of October 3, 2008 (the “Amended Hillside Agreement”), which supersedes the Hillside Agreement. Under the Amended Hillside Agreement, Ampex is required to issue a Hillside Note to Hillside in the amount of any contributions Hillside makes to the Ampex or Media pension plans, up to the $25 million limit described below with respect to the Credit

Agreement and the New Preferred Stock (as such terms are defined below). The Hillside Notes will be secured by Hillside’s second lien on certain assets of the Reorganized Debtors. The Amended Hillside Agreement contains certain restrictive covenants which, among other things, restrict the Company’s ability to declare dividends, sell all or substantially all of its assets or commence liquidation, or engage in specified transactions with certain related parties, breach of which could result in acceleration of the Company’s potential termination liabilities.

Credit Agreement

Under the Plan, the Reorganized Debtors also entered into a credit agreement dated as of October 3, 2008 with Hillside, as lender (the “Credit Agreement”). Under the Credit Agreement, Reorganized Ampex may borrow up to $25 million from Hillside, subject to the conditions set forth therein. The Credit Agreement generally consists of three components: (1) $10.5 million of indebtedness, the proceeds of which were used to satisfy approximately $11.0 million of secured prepetition debt to Hillside; (2) up to $5.0 million of new borrowings, which will be used for general working capital purposes and to fund the $3.7 million cash distribution to holders of the Old Notes; and (3) borrowings to satisfy any future obligations incurred by Reorganized Ampex in connection with Hillside’s payment, pursuant to the Amended Hillside Agreement, of required contributions or termination liability under the Company’s pension plans.

The borrowings outstanding under the Credit Agreement may not exceed the aggregate amount of $25 million. To the extent that Hillside makes required pension contributions that would cause amounts outstanding under the Credit Agreement to exceed $25 million, Reorganized Ampex will issue New Preferred Stock to Hillside in the amount of each such contribution. The loans under the Credit Agreement will bear interest at 10% per annum. The balance of amounts outstanding under the Credit Agreement will be repayable, under various terms of the Credit Agreement, in annual installments ranging from $2.9 million to $5.0 million beginning in March 2010. The Credit Agreement sets forth certain events of default, the occurrence of which could cause principal and interest to become immediately due and payable.

As discussed below, Hillside owned over 96% of the outstanding stock of Reorganized Ampex as of the Effective Date, and has certain additional rights under the stockholders’ agreement described below.

Stockholders’ Agreement

Pursuant to the Plan, Reorganized Ampex entered into a Stockholders’ Agreement dated as of October 3, 2008 (the “Stockholders’ Agreement”) with each holder of New Common Stock (as defined in Item 5.03 below). Under the Stockholders’ Agreement, among other things, the stockholders have agreed to vote their shares of New Common Stock to elect three of Hillside’s nominees to the Board of Directors of Reorganized Ampex. Hillside’s initial nominees are Raymond F. Weldon, Donald L. Hawkes III and the Company’s current Chairman and CEO, D. Gordon Strickland. In the event that Reorganized Ampex issues any shares of its New Preferred Stock, the Stockholders’ Agreement provides that the size of the Board will be increased and will include nominees of the preferred stockholders and certain holders of New Common Stock designated by Hillside. The Stockholders’ Agreement also restricts transfers of New Common Stock, and provides certain tag-along and drag-along rights to Hillside in the event of certain proposed sales of Reorganized Ampex or a majority of the New Common Stock.

CPR Agreement

Under the Plan, all of the Company’s outstanding shares of Class A Common Stock, par value $0.01 per share (the “Old Common Stock”), were cancelled as of the Effective Date. Holders of Old Common Stock did not receive any distributions on account of their interests. However, as a result of the compromises and settlements set forth in the Plan, holders of Old Common Stock who did not object to the Plan were eligible to receive certain contingent payment rights (the “Rights” or “CPRs”), which provide for the pro rata distribution of a portion of the net cash proceeds from certain licensing and other monetization initiatives related to the Debtors’ intellectual property in excess of specified amounts. The Confirmation Order provides that the Rights do not constitute securities, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will have limited rights of transferability.

The Rights are governed by the CPR Agreement dated as of October 3, 2008 (the “CPR Agreement”), between Reorganized Ampex and its wholly-owned subsidiary, Ampex International Sales Corporation, as CPR Administrator. Under the CPR Agreement, once net cash proceeds totaling approximately $83.8 million have been received by the Reorganized Debtors, holders of Rights will be entitled to receive their pro rata share of 50% of all subsequent net proceeds related to the Debtors’ intellectual property, net of expenses of administering the Rights. There can be no assurance that the Reorganized Debtors will be able to generate any future licensing revenue or other proceeds from other monetization initiatives or, if they do, whether they will attain sufficient levels required to provide for distributions to holders of Rights.

Item 3.02. Unregistered Sales of Equity Securities.

The Plan provided for the issuance of New Common Stock to certain of the Company’s unsecured creditors (including Hillside with respect to its unsecured claim, trade creditors, certain participants in the Company’s supplemental retirement plans, and holders of claims arising from certain environmental obligations) in full and final satisfaction of approximately $43.2 million of their unsecured claims. Certain of these creditors had the option to receive a lump sum cash payment in lieu of receiving shares of New Common Stock, and a significant number of such creditors elected to receive the lump sum cash payment. Accordingly, as of the Effective Date, Reorganized Ampex issued to certain of its unsecured creditors approximately 40,000 shares of New Common Stock. Pursuant to the Plan, the New Common Stock has limited rights of transferability, is not publicly traded and was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.

Item 3.03. Material Modification to Rights of Security Holders.

As described above, under the Plan, all of the Company’s outstanding shares of Old Common Stock (including restricted shares issued under the Bonus Plan and options to purchase shares of Old Common Stock under the Company’s 1992 Stock Incentive Plan, as amended (the “Incentive Plan”)) were cancelled as of the Effective Date. Holders of Old Common Stock did not receive any distributions on account of their interests. However, as a result of the compromises and settlements set forth in the Plan, holders of Old Common Stock who did not object to the Plan were eligible to receive the Rights described above.

Item 5.01. Changes in Control of Registrant

The cancellation of the Old Common Stock and the issuance of the New Common Stock to certain unsecured creditors, as contemplated by the Plan, resulted in a change of control of Reorganized Ampex as of the Effective Date. As described above, the Plan provided for the cancellation of all of the Company’s outstanding shares of Old Common Stock, and the issuance to certain unsecured creditors (including Hillside with respect to its unsecured claims) of approximately 40,000 shares of New Common Stock.

Holders of Old Common Stock did not receive any distributions on account of their interests. However, as a result of the compromises and settlements set forth in the Plan, holders of Old Common Stock who did not object to the Plan were eligible to receive the Rights described above. The Plan also provided for the issuance of approximately 40,000 shares of New Common Stock to certain of the Company’s unsecured creditors (including Hillside with respect to its unsecured claim) in full and final satisfaction of approximately $43.2 million of their unsecured claims. Accordingly, Hillside owned 38,583 shares (or over 96%) of the outstanding shares of New Common Stock as of the Effective Date, and has certain additional rights pursuant to the Stockholders’ Agreement described above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, as of the Effective Date, the size of the Board of Directors of Reorganized Ampex was reduced from six to three, and the following directors have departed the Company’s Board of Directors: Craig L. McKibben, Alain C. Briançon, Charles W. Dyke, Douglas T. McClure, Jr. and Peter Slusser. D. Gordon Strickland will continue to serve as a director and Chairman of the Board, and the following two individuals were elected as members of the Board of Directors of Reorganized Ampex: Raymond F. Weldon and Donald L. Hawks III. Mr. Weldon and Mr. Hawks are managing directors of Hillside, and were elected to the Board as Hillside’s nominees pursuant to the Stockholders’ Agreement (described above). They also serve as officers of Reorganized Ampex.

As stated above, on the Effective Date, Craig L. McKibben, who also served as the Company’s Chief Financial Officer, departed the Company in connection with its emergence from chapter 11. Pursuant to the Plan, Christopher Lake was appointed as the new Chief Financial Officer of Reorganized Ampex. Mr. Lake also serves as the chief financial officer and treasurer of MainStreet Media Group, LLC, a position he has held since January 2004. MainStreet Media Group, LLC is a publisher of community newspapers in California, and is controlled by an affiliate of Hillside. Mr. Lake’s responsibilities at MainStreet Media Group, LLC include oversight of all of its financial functions, including accounting, budgeting, credit, insurance, human resources, cost, tax and treasury. Prior to joining Main Street Media Group, LLC, Mr. Lake served as chief financial officer of Acushnet Rubber Company (d/b/a Precix, Inc.) from April 2002 through January 2004, where his responsibilities included oversight of financial functions similar to those at MainStreet Media Group, LLC, but also included oversight of purchasing and information technology functions.

Under the Plan, Mr. Strickland will be entitled to receive annual base salary compensation of $425,000, and bonus compensation of up to $400,000 per year, which is not guaranteed and which will be based upon the financial performance of the Reorganized Debtors. Mr. Strickland is also entitled to receive a bonus based upon the incremental equity value of reorganized Ampex Data Systems Corporation (“Reorganized Data Systems”), which will be payable upon a sale of Reorganized Data Systems or upon termination of his employment. Mr. Strickland is entitled to receive restricted shares (or their contractual equivalent) representing 5% of New Common Stock, which will vest over four years, with accelerated vesting upon a change in control. His arrangement also provides for severance payments equal to twelve months of base salary if he is terminated without cause before December 31, 2009, and six months of base salary if he is terminated without cause thereafter.

Under the Plan, Joel D. Talcott, Vice President and Secretary of Reorganized Ampex, will be entitled to receive annual base salary compensation of $185,000. Mr. Talcott’s bonus will be based upon the financial performance of the Reorganized Debtors’ intellectual property portfolio, and will include 1.25% of the royalty streams received from their pre-existing licenses, and 2.25% of the royalties received on intellectual property that was not revenue-bearing prior to the Effective Date. Mr. Talcott will be retained for a minimum of six months following the Effective Date at his current compensation, and will be re-evaluated thereafter based on the performance of the Reorganized Debtors’ intellectual property portfolio. His arrangement also provides for severance payment of the bonus described above through the first anniversary of the Effective Date, if he is terminated without cause within one year following the Effective Date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As stated above, pursuant to the Plan, on the Effective Date, Reorganized Ampex filed an Amended and Restated Certificate of Incorporation, a Certificate of Designations, Preferences and Rights governing the New Preferred Stock, and amended its Bylaws. The Amended and Restated Certificate of Incorporation provides that the authorized capital stock of Reorganized Ampex consists of (i) 40,000 shares of Common Stock designated as Class A Common Stock, par value $0.01 per share (the “New Common Stock”); and (ii) 5,000 shares of Preferred Stock, par value $1.00 per share (“New Preferred Stock”). The New Common Stock will be subject to all of the rights, privileges, preferences and priorities of any series of New Preferred Stock. Shares of New Common Stock are subject to restrictions on transfer pursuant to the charter and the Stockholders’ Agreement described above. The New Preferred Stock may be issued in one or more series, as determined by the Board of Reorganized Ampex. The Amended and Restated Certificate of Incorporation, Certificate of Designations and amended Bylaws are attached as Exhibits 3.1, 3.2, and 3.3 hereto and are incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to such documents.

Item 8.01. Other Events.

On October 3, 2008, Reorganized Ampex issued a press release announcing that the Plan became effective under chapter 11 of the Bankruptcy Code on the Effective Date. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Articles of Incorporation of Reorganized Ampex, dated October 3, 2008.

3.2	Certificate of Designations, Preferences and Rights of Series A Redeemable Preferred Stock of Reorganized Ampex.

3.3	Bylaws of Reorganized Ampex, as amended through October 3, 2008.

4.1	Form of New Common Stock Certificate.

4.2	Stockholders’ Agreement dated as of October 3, 2008, between Reorganized Ampex and the stockholders named therein.

4.3	Amended Senior Secured Indenture dated as of October 3, 2008, between Reorganized Ampex and U.S. Bank National Association, as successor trustee, relating to the 12% Senior Notes due 2009 of Reorganized Ampex, including form of 12% Senior Notes.

10.1	Amended and Restated Hillside-Ampex/Sherborne Agreement dated as of October 3, 2008, among Reorganized Ampex, Hillside, Sherborne Holdings Incorporated and the other parties named therein.

10.2	Credit Agreement dated as of October 3, 2008, between Reorganized Ampex and Hillside.

10.3	Security Agreement dated as of October 3, 2008, among Reorganized Ampex, Hillside and the parties named therein.

10.4	Collateral Agency and Intercreditor Agreement dated as of October 3, 2008, among Reorganized Ampex, Hillside, U.S. Bank National Association and the parties named therein.

10.5	Contingent Payment Rights Agreement dated as of October 3, 2008, between Reorganized Ampex and Ampex International Sales Corporation, as CPR Administrator.

99.1	Press Release of Ampex Corporation, dated October 3, 2008.

Forward-Looking Statements

This report (including the exhibits hereto), may contain predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, but are not limited to, those described in the Company’s 2007 Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and the other documents the Company periodically files with the SEC, as well as the following: the effects of the Company’s chapter 11 filing on the Company and the interests of its various creditors, equity holders and other constituents; Bankruptcy Court rulings in the chapter 11 case and the outcome of the proceeding in general; increased legal costs related to the chapter 11 case and other litigation; the Company’s ability to maintain contracts that are critical to its operations, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; the Company’s ability to manage costs, maintain adequate liquidity, maintain compliance with debt covenants and continue as a going concern; and the risks related to trading in the Company’s common stock, which was delisted from Nasdaq, and which was canceled as of the Effective Date. These forward-looking statements speak only as of the date of this report, and the Company disclaims any obligation or undertaking to update such statements. In assessing forward-looking statements contained in this report, readers are urged to read carefully all such cautionary statements.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Ramon C. H. Venema
Ramon C. H. Venema
Vice President and Assistant Treasurer

Date: October 9, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Amended and Restated Articles of Incorporation of Reorganized Ampex, dated October 3, 2008.

3.2*	Certificate of Designations, Preferences and Rights of Series A Redeemable Preferred Stock of Reorganized Ampex.

3.3*	Bylaws of Reorganized Ampex, as amended through October 3, 2008.

4.1*	Form of New Common Stock Certificate.

4.2*	Stockholders’ Agreement dated as of October 3, 2008, between Reorganized Ampex and the stockholders named therein.

4.3*	Amended Senior Secured Indenture dated as of October 3, 2008, between Reorganized Ampex and U.S. Bank National Association, as successor trustee, relating to the 12% Senior Notes due 2009 of Reorganized Ampex, including form of 12% Senior Notes.

10.1*	Amended and Restated Hillside-Ampex/Sherborne Agreement dated as of October 3, 2008, among Reorganized Ampex, Hillside, Sherborne Holdings Incorporated and the other parties named therein.

10.2*	Credit Agreement dated as of October 3, 2008, between Reorganized Ampex and Hillside.

10.3*	Security Agreement dated as of October 3, 2008, among Reorganized Ampex, Hillside and the parties named therein.

10.4*	Collateral Agency and Intercreditor Agreement dated as of October 3, 2008, among Reorganized Ampex, Hillside, U.S. Bank National Association and the parties named therein.

10.5*	Contingent Payment Rights Agreement dated as of October 3, 2008, between Reorganized Ampex and Ampex International Sales Corporation, as CPR Administrator.

99.1*	Press Release of Ampex Corporation, dated October 3, 2008.

*	Filed herewith.